Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of OMNI Energy Services Corp. on Form S-8 of our report dated April 4, 2005 appearing in the Annual Report on Form 10-K of OMNI Energy Service Corp. for the year ended December 31, 2004, as amended by Amendment No. 1 and Amendment No. 2 on Form 10-K/A. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Pannell Kerr Forster of Texas, P.C.

July 18, 2005
Houston, TX